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                                                                     EXHIBIT 5.1


                                  March 1, 2004


Illumina, Inc.
9885 Towne Centre Drive
San Diego, CA  92121

      Registration Statement on Form S-3 (File No. 333-111496)

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on December 23, 2003 (the "REGISTRATION STATEMENT") for the purpose of registering under the Securities Act of 1933, as amended, shares of its Common Stock, no par value (the "SHARES") with an aggregate offering price of up to $60,000,000. The Shares are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and the supplements to the Prospectus (the "PROSPECTUS SUPPLEMENTS"). The Shares may be sold pursuant to a definitive underwriting, purchase or similar agreement (the "UNDERWRITING AGREEMENT") to be filed under a Current Report on Form 8-K or an amendment to the Registration Statement.

      As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings taken by you in connection with the sale and issuance of the Shares.

      In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective and remains effective during the period when the Shares are offered and sold; (ii) an appropriate Prospectus Supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Shares are to be sold pursuant to an Underwriting
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Agreement, such Underwriting Agreement with respect to the Shares has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and all matters related thereto; (v) the Shares have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (vi) there are a sufficient number of authorized but unissued shares of Common Stock reserved for issuance when the Shares are offered and sold; (vii) appropriate certificates evidencing the Shares have been executed and delivered by the Company; (viii) the full consideration stated in the Underwriting Agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, has been paid for the Shares; and (ix) all applicable securities laws have been complied with, it is our opinion that, when issued and sold by the Company, the Shares will be validly issued, fully paid and nonassessable.

      This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.


                              Very truly yours,

                              /s/ HELLER EHRMAN WHITE & MCAULIFFE LLP